UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2013.

TECTON CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 502-0508

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01  Change in Control of Registrant

Endeavour Cooperative Partners, LLC (“Endeavour”) filed an amendment to its Schedule 13D to report its acquisition of additional stock from various shareholders in private transactions.  There were no arrangements or understandings among the sellers and Endeavour with respect to election of directors or other matters.

The company’s board of directors recently authorized the company to substantially reduce the outstanding debt owed to its creditors, including approximately $275,000 of existing debt owed to Endeavour, its controlling shareholder, by converting certain debt into new equity of the company.

Due to the limited number of shares available to the Company and the lack of any value in its stock, only $3,400 of debt has been converted to date.  The $3,400 was converted into 19,736,560 shares of Preferred Stock.  This brought Endeavour’s interest in the Company to greater than 47%.  This issuance brought the outstanding shares of its Preferred and Common Stock to its authorized limits of 20 million and 80 million shares respectively.

SECTION 8—OTHER EVENTS

Item 8.01  Other Events

The Board of Directors is working to revive the Company and establish some value to the shareholders stock.  Having now reached the authorized limits on the number of shares the Company can issue, the Company plans to complete its debt-to-equity restructuring in the following manner

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The Company anticipates effecting a 1-for-40 reverse stock split in the very near future, the record date and effective dates will be announced upon effectiveness with the State of Nevada and approval for the corporate action by FINRA, to bring the total post- split outstanding shares to 2,000,000 Common Shares and 500,000 Preferred Shares;

•

The Company will seek shareholder approvals at an upcoming shareholder meeting, the record date and meeting date to be announced in the near future concurrent with the filing of the Company’s proxy statement with the SEC, to amend the Company bylaws to authorize an increase in the number of post-split outstanding shares available for issuance to 110 million, among other items to be voted on at the meeting.  The Company anticipates it will require approximately 75-90 days to hold its annual meeting and to complete the contemplated balance sheet restructuring and reverse split.  Additional details, including record dates, effective dates, and meeting dates will be announced in the near future;

•

Issue additional shares of the Company’s post-split stock in exchange for current outstanding debt.

Lastly, we feel it necessary to reiterate that there are no plans to merge the Company with Endeavour or Spartan Securities Group LLC or Island Capital Management, LLC.  And, should there be any corporate merger or reorganization in the future, existing shareholders will likely realize significant dilution to their stock holdings.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
Dated: May 10, 2013	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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